UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FIRSTGOLD CORP.
(Name of Registrant as Specified In Its Charter)
______________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(4)	Date Filed: August 1, 2007

FIRSTGOLD CORP.
3108 Gabbert Drive, Suite 210
Cameron Park, CA 95682

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 20, 2007

TO THE STOCKHOLDERS:

The 2007 Annual Meeting of Stockholders of Firstgold Corp. a Delaware corporation, will be held at the Sheraton Centre Toronto Hotel, 123 Queen Street West, Toronto, Ontario, MSH 2M9 on Thursday, September 20, 2007 at 9:00 A.M. (Pacific Time) for the purpose of considering and voting upon:

1.	the election of five directors to serve on the Board of Directors until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	a proposal to amend the Firstgold 2006 Stock Option Plan to increase the total number shares of common stock authorized for issuance under the Plan by 10,000,000 shares ;

3.	ratification of Hunter Flemmer Renfro & Whitaker LLP as Firstgold’s independent registered public accountants; and

4.	the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

All holders of shares of common stock, as of the close of business on August 1, 2007, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to submit your proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the meeting.  Any stockholder attending the meeting may vote in person even if he or she submitted a proxy.

By Order of the Board of Directors,
Cameron Park, California
August 1, 2007	/s/ A. SCOTT DOCKTER
A. Scott Dockter
Chief Executive Officer

IMPORTANT
Whether or not you expect to attend the 2007 Annual Meeting of Stockholders in person, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.  Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the 2007 Annual Meeting of Stockholders.

FIRSTGOLD, CORP.

3108 Gabbert Drive, Suite 210
Cameron Park, California 95682

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to holders of common stock, no par value per share (the “Common Stock”) of Firstgold Corp., a Delaware corporation (“Firstgold” or the “Company”), in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at Firstgold’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 20, 2007 at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the Sheraton Centre Toronto Hotel, 123 Queen Street West, Toronto, Ontario, MSH 2M9.  The telephone number at that address is (416) 947-4955.

This Proxy Statement and the enclosed proxy card, together with Firstgold’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2007, were mailed on or about August 10, 2007 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are: (i) to elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to consider adding 10,000,000 shares of common stock to the Company’s 2006 Stock Option Plan; (iii) to ratify the appointment of Hunter Flemmer Renfro & Whitaker LLP as the Company’s independent registered public accountants; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders Entitled to Vote; Record Date

Only holders of record of Common Stock at the close of business on August 1, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 107,571,143 shares of Common Stock outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attn: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Voting Procedures

General.  Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees listed in this proxy statement; and
•	At the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting by Mail.  By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate.  We encourage you to sign and return the proxy card even if you plan to attend the meeting.  In this way your shares will be voted even if you are unable to attend the meeting.

Voting in Person at the Meeting.  If you plan to attend the Annual Meeting and vote in person, Firstgold will provide you with a ballot at the meeting.  If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the meeting.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date entitles its owner to one vote on all matters. With respect to the election of directors, every stockholder voting at the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than five candidates.  However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the stockholder’s votes.  On all other matters, each share of Common Stock has one vote.

Expenses of solicitation of proxies will be borne by Firstgold.  Firstgold may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of Firstgold’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Firstgold may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Firstgold’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only director votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes,” Firstgold believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Firstgold further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, Firstgold intends to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when an agent holding shares for a beneficial owner does not vote on a particular proposal because the agent does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Agents will typically have discretionary voting power with respect to the election of directors.

Deadlines for Submission of Stockholder Proposals for 2008 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials.  Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission or the Bylaws of the Company.  Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Company’s 2008 Annual Stockholder Meeting must submit such proposal to the Company by February 15, 2008, and attend the meeting or have a representative attend the meeting in order to present the proposal at the stockholder’s meeting.  The submission of a proposal does not guarantee that it will be included in the Company’s proxy statement or proxy.

Requirements for Stockholder Proposals not to be Included in Proxy Materials.  Stockholders who wish to present a proposal at an annual meeting of stockholders that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to the Secretary of the Company at the Company’s principal executive offices by April 30, 2008.

Stockholder Information

If you share an address with another stockholder, you may receive only one set of proxy materials (including the Annual Report on Form 10-KSB and proxy statement) unless you have previously provided contrary instructions.  If you wish to receive a separate set of proxy materials, please request the additional copies by writing or contacting Firstgold’s Chief Executive Officer at 3108 Gabbert Drive, Suite 210, Cameron Park, California 95682, telephone (530) 677-5974.  Similarly, if you share an address with another stockholder and have received multiple copies of the proxy materials, you may contact Firstgold at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL 1

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of five (5) directors is to be elected at the meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The five nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position
A. Scott Dockter	51	Chief Executive Officer, President and Director
Stephen Akerfeldt(1)(2)(3)	63	Chairman

Name	Age	Position
Terrence Lynch(2)(3)	48	Director
Fraser Berrill (1)(3)	58	Director
Donald Heimler(1)(2)(3)	64	Director
______________________________________

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee
(3)  Member of the Nominating/Governance Committee

A. Scott Dockter has been the Chief Executive Officer since December 2000 and Chairman from December 2000 until June 2007, assuming such positions upon the resignation of James Cutburth.  Mr. Dockter had previously served as Firstgold’s CEO and President from November 1996 until February 2000 at which time Mr. Cutburth assumed such positions.  Mr. Dockter has been self-employed in the business sector since 1978 and currently operates his business through ASD CORP and ASDi LLC.  He has held a Class A General Engineering and Contracting License for more than 20 years, operating his businesses in California, Nevada and Montana, specializing in earth moving, mining, pipeline projects, structures, dams, industrial parks and sub divisions.  Mr. Dockter has directed his companies in large landfill operations, underground concrete structures projects, large excavations, reclamation projects and others, which include state and local municipal projects.  Mr. Dockter has also been a real estate developer, worked on oil & gas projects and has spent 15 years in the mining industry.  He has personally owned mines, operated mines, constructed mine infrastructures (physical, production and process) and produced precious metals.

Terrence Lynch was appointed to the Board of Directors on July 31, 2006.  Since December 2006 he has been president of Resort Owners Group which specializes in resort home sales.  Since October 2005, Mr. Lynch has been a partner with Kingsmill Capital Partners, a financial advisory firm specializing in advising both public and private early stage growth companies.  Prior to joining Kingsmill Capital he spent fifteen years operating start up companies in Industrial Products, Oil & Gas, and Media.  Experienced in developing the necessary financial structure to maximize a company’s ability to secure growth capital, Mr. Lynch has raised corporate capital via debentures, limited partnerships, and royalty financing in addition to conventional equity placements.  From August 2004 to March 2006, Mr. Lynch served as CEO of Star Digital, a media and internet development firm.  From September 2001 to August 2004, Mr. Lynch served as CEO of Probrandz Media, a media and internet development firm.  Mr. Lynch graduated in 1981 from St. Francis Xavier University with a joint honors degree in Economics and a BBA.

Stephen Akerfeldt was appointed to the Board of Directors on September 12, 2006 and became Chairman in June 2007. Mr. Akerfeldt is currently a member of the Board of Directors of Jura Energy Corporation which is an oil and gas exploration company based in Calgary, Canada.  In 1998 he became part owner and currently serves as a director and president of Ritz Plastics Inc. which produces plastic injection molded parts used primarily in the automotive industry.  In 1991, Mr. Akerfeldt and certain partners acquired two major chains of dry cleaning operations in the Toronto, Ontario marketplace which were then sold in 2003.  Mr. Akerfeldt has worked as a business consultant to various companies and entrepreneurs since the mid-1990’s.  From 1987 to 1990 Mr. Akerfeldt was Vice-Chairman and Chief Financial Officer of Magna International Inc. a multi-billion dollar public company auto parts manufacturer.  Mr. Akerfeldt joined the accounting firm of Coopers and Lybrand in 1965 and from 1974 through 1987 he was a partner in the firm’s Toronto office.  His accounting practice included a broad range of clients including investment dealers, public mining companies, insurance companies, public oil and gas producers and manufacturing companies, both public and private.  Mr. Akerfeldt holds a Bachelor of Arts degree from the University of Waterloo and became a chartered accountant with the Institute of Chartered Accountants of Ontario in 1970.

Fraser Berrill was appointed to the Board on June 26, 2007.  Mr. Berrill is currently the CEO and President of Renasant Financial Partners, which is a publicly held financial services and technology trading organization.  He also serves as a Trustee of Vicwest Income Fund and a number of private companies.  From 1991 to 2000, Mr. Berrill was Senior Vice-President, Corporate Development of publicly held Acklands Limited, which sold its industrial distribution and auto parts assets to WW Grainger and Carquest transforming into Morguard Corporation.  Positions held prior to that included Vice-President, Corporate Development for the Paja Group and President of the Sherman group of companies.  In addition, Mr. Berrill was a member of litigation team for Osler, Hoskin & Harcourt LLP from 1975 to 1981.

Donald Heimler’s was appointed to the Board on January 9, 2007.  His career spanned 29 years with Scotia Capital Inc. (Scotia McLeod, McLeod Young Weir), as Director, Institutional Equities where he successfully managed several of the firm’s largest clients by the time he retired in October 2006.  Previous to that he was the chief accountant of a chain of optical stores under the corporate umbrella of Imperial Optical.  He attended the University of Western Ontario, enrolled in the Certified General Accounting program and has successfully completed many investment industry accredited courses.

The current Directors will serve and hold office until the next annual stockholders' meeting or until their respective successors have been duly elected and qualified.  Firstgold’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

Family Relationships

There are no family relationships between any director or executive officer.

Board Meetings and Committees

Our Board of Directors held 5 meetings during the fiscal year ended January 31, 2007 and acted by unanimous written consent on 5 occasions.  Each nominee who was a director during fiscal 2007 participated in at least 75% or more of the aggregate number of the meetings of the Board held during the time that such nominee was a director and any committee on which he served.

On January 31, 2007, the Board voted to create a Compensation Committee and a Nominating & Corporate Governance Committee.  Charters for those committees are currently under review by the Board.  At the current time, the entire Board of Directors acts to provide equivalent functions that would be provided by these committees.

On October 21, 2006, the Board created an Audit Committee and appointed Stephen Akerfeldt as our Audit Committee financial expert and to be chairman of the Audit Committee.  Terry Lynch served on the Audit Committee from October 2006 to July 2007.  The Board appointed Fraser Berrill to the Audit Committee in July, 2007.

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Act of 1933.  Each of Messrs. Akerfeldt and Lynch are considered independent directors as defined the applicable NASDAQ Stock Market listing standards and by the Sarbanes-Oxley Act of 2002 and related regulation of the Securities and Exchange Commission.  The Audit Committee facilitates and maintains open communications among the Board, the Audit Committee, senior management and Firstgold’s independent auditors.  The Audit Committee also serves as an independent and objective party to monitor Firstgold’s financial reporting process and internal control system.  In addition, the Audit Committee reviews and evaluates the efforts of Firstgold’s independent auditors.  The Audit Committee meets periodically with management and Firstgold’s independent auditors.  The Audit Committee held 2 meetings in fiscal year 2007.  The Board has determined that the chairman of the Audit Committee, Mr. Akerfeldt, meets the Securities and Exchange Commission's definition of audit committee financial expert.  The Audit Committee has a written charter, which is included as Annex “A” to this Proxy Statement.

The Compensation Committee, consisting of Terrence Lynch, chairman, Stephen Akerfeldt, and Donald Heimler, establishes salary, incentive and other forms of compensation for Firstgold’s Chief Executive Officer, and authorizes equity transactions for Firstgold.  The Compensation Committee meets periodically with management of Firstgold.  The Compensation Committee, held no meetings in fiscal year 2007.  The Board intends to adopt a written charter for the Compensation Committee during calendar year 2007.

The Board has also established a Nominating & Corporate Governance Committee.  The members of this Committee are Donald Heimler, Stephen Akerfeldt, Terrence Lynch and Fraser Berrill.  The Nominating & Corporate Governance Committee evaluates potential candidates for membership on the Board and may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Board has not established any specific minimum qualifications for director nominees, the Board believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, the mining industry or academia, is a desirable qualification for service as a director of Firstgold.  The Committee also evaluates the performance of Board members and monitors Directors compliance with applicable rules and regulations of the Securities and Exchange Commission and other regulatory agencies.  The Board intends to adopt a written charter for the Nominating & Corporate Governance Committee during calendar year 2007.

Nominating Process

The Board has a policy with respect to the consideration of director candidates recommended by stockholders.  Any stockholder may make recommendations to the Board for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, Firstgold Corp, 3108 Gabbert Drive, Suite 210, Cameron Park, CA  95682.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the stockholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by stockholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and Firstgold.

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of Firstgold.

•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating & Corporate Governance Committee Board to nominate or recommend the candidate for director in the proxy materials.

Stockholder Communication Policy

Stockholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, Firstgold Corp., 3108 Gabbert Drive, Suite 210, Cameron Park, California 95682, who will forward the communication to the intended director or directors.  If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Stockholders

Firstgold has a policy of encouraging, but not requiring, directors to attend Firstgold’s annual meeting of stockholders.

Director Compensation

The following table sets forth the compensation of Firstgold’s Directors paid during fiscal year 2007 for services as a Director.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Scott Dockter
James Kluber
Terrence Lynch	$22,000(1)		$141,311				$163,311
Stephen Akerfeldt	$22,000(1)		$ 80,167				$102,167
Donald Heimler	$ 1,500(1)		$ 51,690				$ 53,190

(1)	Outside directors receive annual compensation of $10,000 per year and $1,500 for each Board and/or Committee meeting attended

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Firstgold.  Firstgold will provide any person, without charge, a copy of this Code.  Requests for a copy of the Code may be made by writing to Firstgold at 3108 Gabbert Drive, Suite 210, Cameron Park, California 95682.  Attention: Secretary.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2
AMENDMENT OF FIRSTGOLD’S 2006 STOCK OPTION PLAN

The Board of Director recommends that the stockholders approve an amendment to the Firstgold Corp. 2006 Stock Option Plan (the “2006 Plan”).  The 2006 Plan was originally adopted by the Board of Directors on July 25, 2006 and the stockholders approved the Plan on November 17, 2006.

When the 2006 Plan was first adopted, it was authorized to issue up to 5,000,000 shares of Firstgold common stock.  Since its adoption the Board has authorized the issuance of 3,850,000 to officers, directors and other key employees from the 2006 Plan.  Consequently, the Plan has only 1,150,000 shares remaining as authorized and available for issuance.

Firstgold believes that operation of the 2006 Plan is important in attracting and retaining employees in a competitive labor market and attracting highly qualified directors to serve on the Board, both of which are essential to Firstgold’s long-term growth and success.

The Board of Directors approved the increased number of shares authorized for issuance under the 2006 Plan based, in part, on recent increases in the number of fully-diluted shares of common stock outstanding and on a belief that the number of shares currently available under the 2006 Plan does not give the Company sufficient flexibility to adequately provide for future incentives to a growing number of employees.  We have granted stock options to many of our new employees and to our directors because we believe grants of stock options help create long-term equity participation in Firstgold and thereby assists in attracting, retaining, motivating and rewarding employees, directors and consultants.  Under this philosophy, our essential employees, from the most senior executive of our Company to new hires, and non-employee directors, all have aligned interests to foster the continued growth and overall success of our Company and to maximize stockholder value.

Summary of Proposed Amendment

The amendment to the 2006 Plan was adopted, subject to stockholder approval, by the Board of Directors on July 31, 2007, to increase the number of shares authorized under the Plan from 5,000,000 shares to 10, 000,000 shares.

The approval of the amendment to the 2006 Plan to increase the total number of shares of common stock authorized for issuance under the 2006 Plan will require the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting.

Summary of the 2006 Plan

The following is a summary of the principal provisions of the 2006 Plan.  This summary is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which may be obtained from the Company upon request.

Administration.  The 2006 Plan has been administered by the Board but will now be administered by the Compensation Committee of the Board (the “Administrator”).  The Administrator acts as the manager of the 2006 Plan, and as such has the power, subject to the terms and restrictions set forth in the 2006 Plan, to select the persons (“Participants”) to receive options (“Options”) under the 2006 Plan (collectively, “Awards”), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award and/or the shares of common stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), and to determine all other matters relating to the operation of the 2006 Plan, subject to applicable law.  Determinations made by the Administrator are final and binding on all parties.  The Administrator may delegate certain authorities and duties to officers or employees of Firstgold.

Eligibility.  Every person who at the date on which an Award was granted to the person (the “Grant Date”) is an employee of Firstgold or any Affiliate is eligible to receive Awards, including options that are intended to be incentive stock options (“ISOs”) within the meaning of the Internal Revenue Code of 1986, as amended (“Code”).  The term "Affiliate" means a "parent corporation" or a "subsidiary corporation" as defined in the applicable provisions of the Code.

Every person who at the Grant Date is a consultant to Firstgold or any Affiliate, or any person who is a director of Firstgold but not an employee, is eligible to receive Awards, including non-qualified options (“NQOs”), but is not eligible to receive ISOs.  Employees may also receive NQOs.

Securities Subject to the 2006 Plan.  The total number of shares of common stock that are reserved and available for issuance pursuant to the exercise of Awards under the 2006 Plan is currently 5,000,000 shares.  In addition, no more than 5,000,000 shares may be issued as ISOs.  To date, options to purchase 3,850,000 shares of Firstgold common stock have been granted under the 2006 Plan.  The shares covered by the portion of any grant that expires unexercised under the 2006 Plan will become available again for issuance under the 2006 Plan.  The number of shares reserved for issuance under the 2006 Plan and the number of shares that may be issued as ISOs are subject to adjustment in accordance with the provisions for adjustment in the 2006 Plan.

Stock Options.  The Committee is authorized to grant non-qualified stock options and incentive stock options (“ISOs”) qualifying under Section 422 of the Code.  The exercise price per share subject to an option is determined by the Committee.  However the per share exercise price of an option cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant.  If an ISO is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any majority-owned subsidiary), the per share exercise price of the ISO must be at least 110% of the fair market value of a share of Common Stock on the date of grant.  The Committee will determine the terms of each option at the time of the grant, including without limitation the methods by or forms in which shares of Common Stock will be delivered to participants.  The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant options with a term exceeding 10 years.  The Committee may grant options subject to certain restrictions such as vesting pursuant to the 2006 Plan or an award agreement.

Each Award will be evidenced by a written agreement (in the case of Options, referred to as the “Stock Option Agreement”), in a form satisfactory to Firstgold, executed by Firstgold and the Participant to whom the Award is granted.  Provisions of Stock Option Agreements need not be the same for each Participant.  Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.

Resale Restrictions.  Restricted stock consists of shares of Common Stock that may not be sold, transferred, pledged, hypothecated, encumbered or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee.  The restrictions on the sale of any restricted stock are set forth in the applicable award agreement.

Corporate Transactions.  The 2006 Plan provides that if Firstgold is merged into or consolidated with another corporation under circumstances where Firstgold is not the surviving corporation, is liquidated or dissolved, is the surviving corporation of a merger after which the stockholders of Firstgold cease to own their shares or other equity interests in Firstgold, sells or otherwise disposes of substantially all its assets to another corporation, or completes any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Firstgold give up all of their equity interest in Firstgold, the successor corporation may assume, convert or replace any outstanding Awards.

In the alternative, the successor corporation may substitute any outstanding Awards with substantially equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders, after taking into consideration the existing provisions of the Awards.  The successor corporation may also issue, in place of outstanding Awards of Firstgold held by a Participant, substantially similar Awards or other property subject to repurchase restrictions no less favorable to the Participant.  If the successor corporation refuses to assume or substitute outstanding options, such options will become fully vested and exercisable for a period of fifteen (15) days after which the options will expire.

Payment of Exercise Price.  Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to Firstgold.  Proceeds of any such payment will constitute general funds of Firstgold.  The exercise price of options granted under the Firstgold 2006  Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of Firstgold to the Participant; (c) by surrender of shares of common stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (d) consideration received under a cashless exercise program; (e) by waiver of compensation due to or accrued by the Participant for services rendered; (f) by a secured promissory note; or (f) by any combination of the foregoing.

Termination of Employment.  Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, Firstgold or an Affiliate ("Employment Termination"), expires upon the date of Employment Termination.  An Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of three (3) months after the date of Employment Termination or such longer time period not exceeding five years as the Administrator may determine.  If, however, Employment Termination is due to the disability or death of the Participant, then the Participant or the Participant's representative may, within 12 months after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine, exercise such Award rights to the extent they were vested on the date of Employment Termination.

Amendment, Suspension or Termination of the 2006 Plan.  The Board may at any time amend, alter, suspend or discontinue the 2006 Plan without stockholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform the 2006 Plan and Awards granted under the 2006 Plan to the requirements of federal or other tax laws.

ERISA, Internal Revenue Code.  The 2006 Plan is not subject to the ERISA and is not qualified under Section 401(a) of the Code.

Summary of Federal Income Tax Consequences

The following description of federal income tax consequences associated with participation in the 2006 Plan is based on current provisions of the Code and administrative and judicial interpretations thereof.  It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations.  The applicable rules are complex and may vary depending upon a Participant's individual circumstances.  The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every Participant of the 2006 Plan or in connection with transactions thereunder.

Incentive Stock Options

A Participant will not have taxable income upon the grant or exercise of an ISO.  However, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the Common Stock over $100,000 will be treated as nonqualified stock options, and not ISOs, for the federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options.  Furthermore, upon exercise, the amount by which the fair market value of the common stock acquired upon exercise of the Option (“Option Shares”) exceeds the exercise price of the shares acquired (the "Option Spread") is included on the Participant's "alternative minimum taxable income" in determining the Participant's liability for the “alternative minimum tax.”  “Alternative minimum tax” is imposed to the extent it exceeds a Participant's regular tax liability.  The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a "substantial risk of forfeiture" (including a right of repurchase in favor of Firstgold) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within 30 days after the purchase date (a "Section 83(b) Election"), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses.  Firstgold receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition.

In general, an ISO must be exercised within 90 days of Employment Termination to retain the federal income tax treatment described above.  This 90-day period does not apply in the case of a Participant who dies while owning an Option.  In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to 12 months.  The 2006 Plan allows Firstgold to extend the period during which a Participant may exercise the Option.  In all events, if an Option is exercised more than three months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to Firstgold) or other disposition of Option Shares held longer than two years from the grant date and one year from the date the Participant receives the shares.  If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a “Disqualifying Disposition”), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income.

For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed.  If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period.  The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk of forfeiture lapsed.  A sale of common stock to Firstgold, including use of common stock to pay withholding or withheld by Firstgold upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

Non-Qualified Stock Options

A Participant does not have taxable income upon the grant of a NQO, provided that the exercise price is at least equal to the fair market value of the common stock on the grant date.  Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above.  If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise measured by the Option Spread on the exercise date.  The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer.  If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse.  In such a case, the Participant's holding period will also begin with the date of lapse.

Upon sale other than to Firstgold of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be long term or short term depending on the holding period.  A sale of shares to Firstgold will constitute a redemption of such shares, which may be taxable as a dividend.

Special rule if Exercise Price is Paid for in Common Stock.  If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our Common Stock and the transaction is not a disqualifying disposition of Common Stock previously acquired under an ISO, the Common Stock received equal to the number of shares of Common Stock surrendered is treated as having been received in a tax-free exchange.  The participant’s tax basis and holding period for the Common Stock received will be equal to the participant’s tax basis and holding period for the Common Stock surrendered.  The Common Stock received in excess of the number of shares of Common Stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value.  The participant’s tax basis in such Common Stock will be equal to its fair market value on the date of exercise, and the participant’s holding period for such stock will begin on the date of exercise.

If the use of previously acquired Common Stock to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of Common Stock previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Stock surrendered, determined at the time such Common Stock was originally acquired on exercise of the ISO, over the aggregate exercise price paid for such Common Stock.

As discussed above, a disqualifying disposition of Common Stock previously acquired under an ISO occurs when the participant disposes of such stock before the end of the Required Holding Period.  The other tax results from paying the exercise price with previously-owned stock are as described above, except that the participant’s tax basis in the Common Stock that is treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Federal Tax Withholding.    Any ordinary income realized by a participant upon the exercise of an award under the 2006 Plan is subject to withholding of federal, state and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act ("FICA") and the Federal Unemployment Tax Act ("FUTA").

To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for Common Stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations.

Withholding does not represent an increase in the participant's total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant's tax basis in any Common Stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied to employees.

Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company.    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters.    The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company's chief executive officer or is among one of the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company intends that benefits in the form of stock options will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual's rights under the 2006 Plan are accelerated as a result of a change in control and the individual is a "disqualified individual" under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2006 Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee. As of the Record Date, the weighted average exercise price of all outstanding stock options was $0.56 per share. The following table sets forth information with respect to the total stock awards granted to the following persons and groups under the 2006 Plan as of the Record Date.

Name	Number of Shares Subject to Options Granted under the 2006 Plan
A. Scott Dockter Chairman, President and Director	500,000
James Kluber Vice President, Chief Financial Officer	400,000
All current executive officers as a group	900,000
Stephen Akerfeldt, Chairman	750,000
Terrence Lynch, Director	750,000
Donald Heimler, Director	500,000
Fraser Berrill, Director	500,000
All current directors who are not executive officers as a group	2,500,000
All employees, including current officers who are not executive officers as a group	450,000

Vote Required

The approval of the Amendment to the 2006 Stock Option Plan to increase the authorized shares issuable under the Plan to 10,000,000 shares requires the affirmative approval of a majority of the shares of common stock that are outstanding on the Record Date.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2006 STOCK OPTION PLAN TO ADD 5,000,000 SHARES TO THE PLAN.

PROPOSAL 3
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Firstgold’s independent registered public account firm for the fiscal year ended January 31, 2007 was the firm of Hunter Flemmer Renfro & Whitaker, LLP (“HFRW”).  It is not expected that a representative of such firm will attend the Annual Meeting.  Firstgold’s audit committee has selected the firm of “HFRW” as Firstgold’s principal independent registered public accounting firm for the fiscal year ending January 31, 2008.

Vote Required

The affirmative vote of a majority of the voting power of the shares of Common Stock present in person or by proxy and entitled to vote on the subject matter at the Annual Meeting is required for ratification.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF HFRW TO SERVE AS FIRSTGOLD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2008

EXECUTIVE COMPENSATION

The following table sets forth the compensation of Firstgold’s Principal Executive Officer during the last two complete fiscal years and each officer who received annual compensation in excess of $100,000 during the last completed fiscal year.

SUMMARY COMPENSATION TABLE
Name & Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Dockter	2007	180,000	-0-	-0-	-0-	-0-	-0-	12,000(4) (5)	192,000
(CEO)
	2006	180,000(1)	-0-	-0-	-0-	-0-	-0-	-0-	180,000

Jim Kluber	2007	160,000	-0-	(2)	-0-	-0-	-0-	6,000(3)	166,000
(CFO)
	2006	160,000(2)	-0-	-0-	-0-	-0-	-0-	6,000(3)	166,000

(1)	Of the amounts shown, the following amounts have been deferred: 2006 - $75,000.
(2)	Of the amounts shown, the following amounts have been deferred: 2006 - $11,057.
(3)	Amount reflects a home office allowance.
(4)	Amount reflects a $1,000 per month car allowance.
(5)
The Firstgold Board, with Mr. Dockter abstaining, approved the extension of the expiration date from January 31, 2007 to April 15, 2007 of certain warrants to acquire 2,000,000 shares of Firstgold common stock held by Mr. Dockter.  On April 15, 2007, Mr. Dockter exercised these warrants with a cash payment.

2006 Stock Option Plan

Our Board of Directors adopted the 2006 Stock Option Plan, on July 26, 2006.  The 2006 Plan was submitted to and approved by stockholders at the 2006 annual stockholders meeting held on November 17, 2006.  Under the terms of the 2006 Plan, we may grant up to 5,000,000 options which can include Incentive Stock Options issued to employees and Nonstatutory Stock Options issuable to employees or consultants providing services to Firstgold on such terms as are determined by our board of directors.  Our Board administers the 2006 Plan.  Under the 2006 Plan, options vest not less than 20% per year and have 10-year terms (except with respect to 10% stockholders which have five-year terms).  If an option holder terminates his/her employment with us or becomes disabled or dies, the option holder or his/her representative will have a certain number of months to exercise any outstanding vested options.  If we sell substantially all of our assets, are a party to a merger or consolidation in which we are not the surviving corporation, then we have the right to accelerate unvested options and will give the option holder written notice of the exercisability and specify a time period in which the options may be exercised.  All options will terminate in their entirety to the extent not exercised on or prior to the date specified in the written notice unless an agreement governing any change of control provides otherwise.

Options/SAR Grants in Last Fiscal Year

The following table sets forth certain information with respect to options or SAR grants of Common Stock during the fiscal year ended January 31, 2007 to the Named Executive Officers.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees at January 31, 2007	Exercise or Base Price ($ Per Share)	Expiration Date

Scott Dockter	500,000	21%	$0.50	July 27, 2011
James Kluber	400,000	17%	$0.50	July 27, 2016
Terrence Lynch	500,000	21%	$0.50	July 30, 2016
Stephen Akerfeldt	250,000	11%	$0.50	September 11, 2016
Donald Heimler	250,000	11%	$0.50	January 8, 2017

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all restricted stock and stock option awards held by our named executive officers as of January 31, 2007. All outstanding equity awards are in shares of our common stock.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott Dockter	125,000	375,000	0	$0.50	July, 2011
James Kluber	100,000	300,000	0	$0.50	July, 2016
Terrence Lynch	375,000	125,000	0	$0.50	July, 2016
Stephen Akerfeldt	125,000	125,000	0	$0.50	Sept, 2016
Donald Heimler	125,000	125,000	0	$0.50	Jan., 2017

Employment Agreements

On February 1, 2006, we entered into an employment agreement with A. Scott Dockter to serve as our chief executive officer for Firstgold, Inc.  Pursuant to the agreement, Mr. Dockter will receive an annual salary of $180,000 and an automobile expense allowance of $1,000 per month.  In addition, Mr. Dockter will be eligible to participate in any discretionary bonuses or employee stock option plans which may be adopted in the future.  The employment agreement has a term of three years.

On February 1, 2006, we entered into an employment agreement with James W. Kluber to serve as our chief financial officer of Firstgold, Inc.  Pursuant to the agreement, Mr. Kluber will receive an annual salary of $160,000 and an office expense allowance of $500 per month.  In addition, Mr. Kluber will be eligible to participate in any future discretionary bonuses or employee stock option plans which may be adopted in the future.  The employment agreement has a term of three years.

Employee Pension, Profit Sharing or Other Retirement Plans

We do not have a defined benefit pension plan or profit sharing or other retirement plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Firstgold’s Common Stock beneficially owned as of June 30, 2007 by (i) each executive officer and director of Firstgold; (ii) all executive officers and directors of Firstgold as a group; and (iii) owners of more than 5% of Firstgold’s Common Stock.

Name and Address of Beneficial Owner	Position	Number of Shares Beneficially Owned	Percent
Officers and Directors
A. Scott Dockter 3108 Gabbert Drive,Suite 210 Sacramento, CA 95814	CEO, President and Director	20,617,806(1)	17.7%

James Kluber 169 Elliott Road Centerville, MA 02632	CFO, Executive Vice President, and Secretary	3,125,925(2)	2.9%

Terrence Lynch 1130 Morrison Heights Oakville, Ontario Canada L6J 4J1	Director	726,000(3)	*%

Name and Address of Beneficial Owner	Position	Number of Shares Beneficially Owned	Percent
Officers and Directors
Stephen Akerfeldt 93 Sheppard Avenue East North York, Ontario, Canada M2N3A3	Director and Chairman	575,000	*%

Donald Heimler 75 Airdrie Road Toronto, Ontario, Canada M4G 1M1	Director	525,000(5)	*%

Fraser Berrill 3672 County Road #8 Picton, Ontario, Canada K0K 2T0	Director	715,000	*%

All officers and directors as a group (6 individuals)		26,284,731	22%

Stockholders owning 5% or more

Cornell Capital Partners, LP 101 Hudson Street Ste. 3700 Jersey City, NJ 07303		3,500,000(7)	3.2%

1346049 Ontario LTD 22 St. Clair Avenue East 18th Floor Toronto, Ontario, Canada M4T 2S3		13,332,132 (8)	12%

* Represents less than 1%.

(1)
Amount includes 7,354,409 shares issuable under stock warrants and options exercisable within 60 days of June 30, 2007 and 2,500,000 warrants held by ASDi LLC (of which Mr. Dockter is the Manager Member) exercisable within 60 days of April 16, 2007.  Amount excludes options to purchase 375,000 shares which have not vested within 60 days of June 30, 2007.

(2)
Amount includes 1,495,007 shares issuable under stock warrants and options exercisable within 60 days of April 16, 2007.  Amount excludes options to purchase 300,000 shares which have not vested within 60 days of April 16, 2007.

(3)
Amount includes 400,000 of shares issuable under options granted to Mr. Lynch since he became a director of Firstgold. Amount excludes 250,000 shares which vests on the first anniversary date.  Amount also includes 226,000 shares of common stock held jointly with Mr. Lynch’s wife.

(4)
Amount includes 375,000 shares issuable under options to purchase 750,000 shares granted at the time the person became a director of Firstgold. 50% of the options are exercisable immediately while the balance vests on the first anniversary date.  Amount includes 50,000 shares issuable under stock warrants exercisable within 60 days of June 30, 2007.

(5)
Amount includes 250,000 shares issuable under options to purchase 500,000 shares granted at the time the person became a director of Firstgold. 50% of the options are exercisable immediately while the balance vests on the first anniversary date.  Amount also includes 75,000 shares issuable under stock warrants exercisable within 60 days of  June 30, 2007

(6)
Amount includes 250,000 shares issuable under options to purchase 500,000 shares granted at the time the person became a director of Firstgold. 50% of the options are exercisable immediately while the balance vests on the first anniversary date.  Amount also includes 150,000 shares issuable under stock warrants exercisable within 60 days of June 30, 2007

(7)	Amount includes 3,500,000 shares issuable under stock warrants exercisable within 60 days of June 30, 2007. Amount excludes 6,666,667 shares issuable upon conversion of convertible debentures.
(8)
Amount includes 4,444,044 shares issuable under stock warrants exercisable within 60 days of June 30, 2007.  The 1346049 Ontario LTD holdings include stock and warrants held by Trapeze Capital Corp. and Trapeze Asset Management Inc. The responsible executive officer for each entity is Randall Abramson.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of June 30, 2007	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans to be approved by security holders	3,850,000	$ 0.56	1,150,000
Equity compensation plans not approved by security holders	N/A
TOTAL	3,850,000	$ 0.56	1,150,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

During the 2006 fiscal year, the president of Firstgold, Scott Dockter, had loaned Firstgold an aggregate of $5,000.  In July 2005 a convertible promissory note with a balance of $1,402,742 and additional accrued interest of $446,193 due to Mr. Dockter was converted into 12,326,231 shares of Firstgold common stock.  As of January 31, 2005, Mr. Dockter had loaned Firstgold a total of $24,845 and accrued interest of $32,023.  In addition to the outstanding note payable, Mr. Dockter has been issued Warrants to purchase up to 12,157,909 shares of Firstgold’s Common Stock at exercise prices ranging from $0.15/share to $0.40/share.  As of January 31, 2007, Firstgold had an advance receivable from Mr. Dockter in the amount of $100,000.  The advance receivable was repaid in full by May 16, 2007.

In April, 2007 Kingsmill Capital Partners assisted Firstgold in a private placement which was conducted in Canada and raised gross proceeds of $2,552,900.  For Kingsmill’s participation as a selling agent in the private placement, it received selling commissions of $178,703.  Terry Lynch, a director of Firstgold, is an officer of Kingsmill but did not receive any compensation as such from this completed Firstgold private placement.  However, CBKT Media is Mr. Lynch’s family owned entity which in turn owns a 25% interest in Kingsmill.  Consequently, CBKT Media may receive some portion of the selling commissions paid by Firstgold to the extent net profits of Kingsmill are distributed to its partners.  The amount of any such distribution cannot be determined at this time, but is expected to be less than $45,000.

On January 25, 2006, Firstgold entered into a joint venture with ASDi, LLC to develop Nevada mining properties.  ASDi LLC is owned and managed by A. Scott Dockter, President and CEO of Firstgold.  The joint venture is operated through a Nevada limited liability company called Crescent Red Caps, LLC.  The terms of the Operating Agreement provide for ASDi LLC to contribute various Nevada mining properties to the Crescent Red Caps LLC in exchange for Firstgold issuing 2.5 million shares of its Common Stock and warrants to purchase 2.5 million shares of Firstgold Common Stock at an exercise price of $0.40 per share for a term of three years to ASDi, LLC.  Firstgold will initially own a 22.22% interest in the Crescent Red Caps LLC and ASDi, LLC will hold a 77.78% interest.  By expending up to $1,350,000 on each project over the next three years, Firstgold can increase its interest in the Crescent Red Caps LLC to 66.66%.  Thereafter, Firstgold has the right to purchase the remaining interest in the Crescent Red Caps LLC held by ASDi, LLC at a price to be determined by the results of the exploration work conducted.  Firstgold will be the Manager of the Crescent Red Caps LLC.

On December 1, 2006, Firstgold entered into an Aircraft Time Sharing Agreement (the “Agreement”) with its CEO and President A. Scott Dockter.  Pursuant to the Agreement, Mr. Dockter will make his private airplane available for use by Firstgold at a rental rate of $200 per hour plus designated expenses.  The Agreement has a term of 10 years.  Firstgold made an advance payment under the Agreement of $120,000 on December 9, 2006.  The rental rate being charged is deemed to be significantly less then the rates obtainable from an unaffiliated third party.  The Agreement and advance payment were approved by the Firstgold Board with Mr. Dockter abstaining.

On January 31, 2007 the Chief Financial Officer, James Kluber, converted his convertible note payable from Firstgold and accrued interest payable into 1,630,918 shares of restricted common stock of Firstgold.

Review, Approval or Ratification of Transactions With Related Parties

Should a transaction, proposed transaction, or series of transactions involve one of our officers or directors or a related entity or an affiliate of a related entity, or holders of stock representing 5% or more of the voting power (a “related entity”) of our then outstanding voting stock, it is our policy to have the transactions approved by the unanimous consent of our board of directors.  In the event a member of the board of directors is a related party, that member will abstain from the vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of Firstgold’s Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 with the Securities and Exchange Commission (the “SEC”).  Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.  Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, Firstgold believes that, during the fiscal year ended January 31, 2007, its executive officers and directors and 10% stockholders complied with all applicable Section 16(a) filing requirements except as follows:

Mr. Heimler was appointed a Director of Firstgold on January 9, 2007.  He did not file a Form 3 regarding his appointment until February 21, 2007.

Mr. Kluber converted debt to shares of Firstgold on January 31, 2007.  He did not file a Form 4 reporting such conversion until February 8, 2007.

Mr. Dockter sold shares of Firstgold on November 29, 2006.  He did not file a Form 4 reporting such sale until February 8, 2007.

Mr. Akerfeldt was appointed a Director of Firstgold on September 12, 2006.  He did not file a Form 3 regarding his appointment until November 15, 2006.

Mr. Lynch was appointed a Director of Firstgold on July 31, 2006.  He did not file a Form 3 regarding his appointment until October 26, 2006.

AUDIT DISCLOSURE

Change in Independent Auditor

As previously reported on Form 8-K, on December 16, 2006, Firstgold received notification from its then current independent registered public accountants, Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), Certified Public Accountants, that SLGG had decided not to continue as Firstgold’s independent public accounts.  On January 5, 2007, Firstgold’s Audit Committee took action to appoint the accounting firm of Hunter Flemmer Renfro & Whitaker LLP (“HFRW”) as Firstgold’s new independent accountants and HFRW accepted the appointment on January 16, 2007.

During the two fiscal years ended January 31, 2006 and 2005, and as of December 16, 2006, there were no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SLGG, would have caused them to make reference in connection with their report to the subject matter of the disagreement.  Furthermore, SLGG has not advised the Company of any reportable events as defined in Item 304(a)(I)(iv)(B) of Regulation S-B.

The report of the independent registered public accounting firm of SLGG as of and for the years ended January 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle.  However, the reports contained a “going concern” paragraph.

Prior to HFRW’s engagement, the Company did not consult them regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements nor did HFRW provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company.  However, Mr. Christopher Whitaker, prior to joining HFRW, prepared the Company’s federal and state tax returns for fiscal years 2000-2006.  The Audit Committee did not believe this prior service by Mr. Whitaker would adversely impact HFRW’s audit independence.

Audit Committee Report

As stated elsewhere in this proxy statement, Firstgold established a separate Audit Committee during fiscal year 2007; the Committee met twice during the fiscal year.  The functions of the Audit Committee include the review and authorization of all non-audit fees incurred by Firstgold.

The Audit Committee has reviewed and discussed with Firstgold’s management the audited consolidated financial statements as of and for the year ended January 31, 2007.

The Committee has also discussed with Hunter Flemmer Renfro & Whitaker LLP, Firstgold’s independent auditors (“HFRW”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures and the letter from HFRW required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with HFRW its independence.  The material contained in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Based on the reviews and discussions referred to above, the Audit Committee has approved the audited financial statements referred to above be included in Firstgold’s Annual Report on Form 10-KSB for the year ended January 31, 2007 filed with the Securities and Exchange Commission.

Independent Public Accountants

Firstgold’s independent public accountants for the last completed fiscal year ended January 31, 2007, were Hunger Flemmer Renfro & Whitaker LLP (“HFRW”).  The Board anticipates that representatives of HFRW will not be present at the Annual Meeting.

Principal Accountant’s Fees and Services

During Firstgold’s fiscal years ended January 31, 2006 and January 31, 2007, Firstgold was billed the following aggregate fees by Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), its former independent public accountants and Hunter Flemmer Renfro & Whitaker LLP (“HFRW”), its current independent public accountants.

Audit Fees.

This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements on Form 10-KSB, audit or management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-QSB and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

The aggregate fees billed by SLGG and HFRW to Firstgold for professional services rendered for the audit of Firstgold’s financial statements for the fiscal year, for reviews of the financial statements included in Firstgold’s Forms 10-QSB for the fiscal year, and for services provided by SLGG and HFRW in connection with statutory or regulatory filings for the fiscal year, were $177,186 for the fiscal year ended January 31, 2007 and $59,327 for the fiscal year ended January 31, 2006.

Audit Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.  This category includes accounting consultations on transaction and proposed transaction related matters.

In fiscal year 2007, SLGG and HFRW billed $119,685 for Audit Related Fees.  In fiscal year 2006, SLGG billed $24,598 Audit Related Fees.

Tax Fees

This category consists of professional services rendered for tax, compliance and preparation of our corporate tax returns and other tax advice.  There were no amounts billed by SLGG or HFRW for Tax Fees.  However, prior to joining HFRW, Chris Whitaker was paid $5,940 for tax preparation services during fiscal year 2007.

All other Fees

There are no other fees to disclose.

As stated elsewhere in this report, Firstgold did not have a separate Audit Committee for most of the 2007 fiscal year nor during the 2006 fiscal year.  Consequently, all of the services performed by SLGG during fiscal year 2006 and most of fiscal year 2007 were reviewed and approved by Firstgold’s Board of Directors, which concluded that the provision of the non-audit services described above were compatible with maintaining the accountant’s independence.  Services performed by SLGG or HFRW after fiscal year 2007 were reviewed and approved by the Audit Committee, which concluded that the provision of the non-audit services described above were compatible with maintaining the accountant’s independence

Pre-Approved Policies and Procedures

Prior to retaining HFRW to provide services in the current fiscal year (beginning February 1, 2007), the Audit Committee will first review and approve HFRW’s fee proposal and engagement letter.  In the fee proposal, each category of services (Audit, Audit Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services.  Firstgold’s pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of HFRW for services outside the scope of the fee proposal and engagement letter.

OTHER BUSINESS

Firstgold’s management knows of no other business to be brought before the 2007 Annual Meeting of Stockholders.  If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-KSB

Firstgold filed an Annual Report on Form 10-KSB with the Securities and Exchange Commission on May 16, 2007.  A copy of the Annual Report has been mailed to all stockholders along with this proxy statement.  Stockholders may obtain additional copies of the Annual Report and the exhibits thereto, without charge, by writing to Scott Dockter, Firstgold’s Chief Executive Officer, at Firstgold’s principal executive offices at 3108 Gabbert Drive, Suite 210, Cameron Park, California 95682

By Order of the Board of Directors

Cameron Park, California	By:	/s/ JAMES KLUBER
August 1, 2007		James Kluber
Secretary

FIRSTGOLD CORP.
3108 GABBERT DRIVE, SUITE 210
CAMERON PARK, CALIFORNIA 95682

THIS PROXY IS SOLICITED ON BEHALF OF

THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of Firstgold Corp. a Delaware corporation (the "Company"), hereby appoints A. Scott Dockter and James Kluber, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2007 Annual Meeting of Stockholders of the Company, to be held at the Sheraton Centre Toronto Hotel, 123 Queen Street West, Toronto, Ontario, MSH 2M9 on Thursday, September 20, 2007, at 9:00 A.M. (Eastern Time) and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(change of address/comments)

__________________________________
__________________________________
__________________________________
__________________________________
__________________________________
(If you have written in the above
spaces please mark the
corresponding box on the reverse
side of this card.)

(continued and to be signed on reverse side)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE

ANNUAL MEETING OF STOCKHOLDERS
FIRSTGOLD CORP.

September 20, 2007

Please Complete and Mail in the Envelope Provided

This proxy is being solicited on behalf of the Board of Directors of Firstgold Corp.

[X]       Please mark your votes as in this example

The Board of Directors recommends a vote FOR the nominees for director in Proposal No. 1, FOR the amendment to the 2006 Stock Option Plan in Proposal 2 and FOR the ratification of Hunter, Flemmer, Renfro & Whitaker LLP as the Company’s independent registered public accounting firm.

1.	Election of Directors:	FOR	AGAINST	ABSTAIN	WITHHELD

	A. Scott Dockter Stephen Akerfeldt Terrence Lynch Donald Heimler Fraser Berrill	[_] [_] [_] [_] [_]	[_] [_] [_] [_] [_]	[_] [_] [_] [_] [_]	[_] [_] [_] [_] [_]

2.	Approval of Amendment to Firstgold’s 2006 Stock Option Plan	FOR [_]	AGAINST [_]	ABSTAIN [_]	WITHHELD [_]

3.	Ratification of Hunter, Flemmer, Renfro & Whitaker LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2008.	FOR [_]	AGAINST [_]	ABSTAIN [_]	WITHHELD [_]

4.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please check this box if you plan to attend the Annual Meeting.    [_]

Change of Address / Comments  [_]

         Signature(s) ___________________________________________       Date __________________

NOTE:
Please sign exactly as name appears above.  Joint owners should each sign.  Fiduciaries should add their full title to their signature.  Corporations should sign in full corporate name by an authorized officer.  Partnerships should sign in partnership name by an authorized person.

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